UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2020

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 4, 2020 Premier, Inc. (“Premier”) announced that Premier, through two newly formed consolidated subsidiaries (the “Buyers”), entered into an asset purchase agreement (the “Purchase Agreement”) dated as of February 3, 2020 by and among the Buyers, Acurity, Inc. (“Acurity”), Nexera, Inc. (“Nexera, and together with Acurity, the “Sellers”), and the guarantors named in the Purchase Agreement, including Premier Healthcare Alliance, L.P. (“Premier LP”) and GNYHA Management Corporation, pursuant to which the Buyers have agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers. The Sellers are each indirect wholly-owned subsidiaries of Greater New York Hospital Association, Inc. (“GNYHA”).

Acurity, a regional group purchasing organization, has been a customer and strategic partner of Premier for more than 24 years. Nexera, a hospital financial improvement consulting firm, partners with healthcare organizations to improve hospital and health system performance, with a significant focus on supply chain enhancement and transformation.

Pursuant to the terms of the Purchase Agreement, Premier will pay an aggregate amount of approximately $291.5 million, of which approximately $46.5 million represents the agreed upon net present value of the amounts that would have been payable to GNYHA Purchasing Alliance, LLC (“GNYHA Purchasing”) pursuant to that certain Tax Receivable Agreement (the “TRA”), made as of September 25, 2013, as amended to date, by and among Premier and the limited partners of Premier LP, had GNYHA Purchasing remained a limited partner of Premier LP throughout the term of the TRA (“Discounted TRA Payments”). The amount payable at closing is approximately $166.1 million, which includes Discounted TRA Payments of approximately $41.1 million. An additional $120.0 million will be paid to Sellers in four equal annual installments of $30.0 million on or about June 30, 2021, 2022, 2023 and 2024. An additional approximately $5.4 million in Discounted TRA Payments is expected to be paid to GNYHA Purchasing during Premier’s third fiscal quarter of 2021. Under the Purchase Agreement, $10.0 million of the purchase price will be placed into an escrow account to cover certain liabilities of GNYHA Purchasing arising under the Amended and Restated Limited Partnership Agreement of Premier LP, dated as of September 25, 2013, as amended to date, prior to November 2, 2020. GNYHA Purchasing will unilaterally terminate its participation in the TRA at the closing of the transaction and will cease to be a limited partner of Premier LP on November 2, 2020. Premier expects to fund the transaction with borrowings under its revolving credit facility.

In addition to the aggregate amount of approximately $291.5 million, the Purchase Agreement provides for a graduated contingent payment (“Contingent Payment”) of up to $30.0 million based upon Premier’s achievement of a range of member renewals on terms to be agreed to by Premier and GNYHA based on prevailing market conditions in December 2023.

As part of the transaction, Premier’s Board of Directors (the “Board”), the Conflict Advisory Committee of the Board (acting through only its independent director members) (the “CAC”) and the Member Agreement Review Committee of the Board (acting through only its independent director members) (the “MARC”), each received a fairness opinion from their respective financial advisors stating that the transaction was fair, from a financial point of view, to Premier. In addition, the independent directors on each of the CAC and MARC reviewed and determined that the transaction had a “fair process” and “fair price”, respectively.

The Purchase Agreement contains customary representations, warranties and covenants. Claims related to the Sellers’ general representations and warranties will survive for 12 months. Claims related to any intentional misrepresentation or fraud by the Sellers and representations and warranties regarding taxes (“Excluded Matters”) will survive until the date the respective applicable statute of limitations for such items expires. Claims related to certain additional fundamental representations and warranties, such as due organization and authority for the transaction, will survive indefinitely. To limit its risks with respect to the representation and warranties of the Sellers, the Buyers have also obtained a representations and warranty insurance policy (the “RWI Policy”) with a policy retention (or deductible) of $2.4 million (the “Retention”) and an aggregate coverage limit of $32.0 million. The RWI Policy provides coverage for claims related to breaches of (i) general representations and warranties for three (3) years and (ii) fundamental and tax representations and warranties for six (6) years.

The Sellers’ indemnification obligation generally excludes aggregated claims that do not exceed $1.2 million (the “Deductible”), and thereafter, the Sellers are generally liable only for damages in excess of the Deductible (up to the below limitations and caps). Other than with respect to Excluded Matters and certain additional fundamental representations and warranties and certain other excluded liabilities, the Sellers shall be liable for indemnification in amounts above the Deductible but below the Retention, and the Buyers’ sole recourse in respect of such damages in excess of the Retention shall be to make and pursue claims under the RWI Policy. With respect to damages arising out of any misrepresentation, breach or inaccuracy of any representation or warranty regarding employee benefits, health care regulatory compliance, and/or HIPAA and privacy laws, the maximum indemnification obligation is $37.5 million. With respect to damages arising out of any intentional misrepresentation or fraud by the Sellers, misrepresentation, breach or inaccuracy of any representation or warranty made in the fundamental representations or regarding tax matters, the maximum indemnification obligation shall not exceed an amount equal to the sum of $245.0 million plus any Contingent Payment made.

The Sellers and their affiliates are subject to post-closing non-compete covenants generally with respect to the provision of group purchasing services, supply chain management services and supply chain consultative services to providers, systems and other persons for a seven-year period post-closing. The Sellers and their affiliates have also agreed, for a period of seven years, not to influence or attempt to influence any person who was a contracting party with the Sellers or their affiliates immediately prior to closing and who becomes a contracting party with Buyer or its affiliates on the closing to terminate or adversely amend any existing written or oral agreement with a Buyer or its affiliates. In addition, the Sellers and their affiliates are subject to non-solicitation provisions with respect to employees, customers, vendors or suppliers, and business relationships for a seven-year period after closing, subject to customary carveouts.

Certain current executive officers of the Sellers and their affiliates executed consulting agreements with Premier that become effective only upon the closing of the acquisition. Premier currently intends to maintain the Sellers’ operations headquartered in New York, New York. Premier expects to integrate the acquired assets into Premier’s supply chain services segment.

The transaction does not require the approval of Premier’s stockholders and is not conditioned on receipt of financing by the Buyers or Premier. The transaction is anticipated to close on or about February 28, 2020, subject to the satisfaction of certain customary closing conditions for transactions of this type, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, delivery of conveyance documents, the execution of a transition services agreement, delivery of executed non-competition and non-solicitation agreements with certain officers of the Sellers and their affiliates, accuracy of representations and warranties and performance of required covenants and agreements, and the absence of any events occurring after the date of the agreement that would have or be reasonably expected to have a material adverse effect on certain of the acquired assets.

Generally, the Purchase Agreement may be terminated by the Buyers or Sellers if the closing does not occur by March 31, 2020, for other customary reasons related to a material breach of representations, warranties, covenants or other agreements, or in the event of a governmental order prohibiting the transaction.

The foregoing summary of the Purchase Agreement and the transaction does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto.

Item 7.01	Regulation FD

On February 4, 2020, Premier issued a press release announcing its entry into the Purchase Agreement and discussing other related matters. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is not and shall not be deemed (i) “filed” as part of this Form 8-K and (ii) incorporated into any other document filed or furnished by Premier with the Securities and Exchange Commission (“SEC”)

Forward-Looking Statements

Statements made under Item 1.01 of this Form 8-K, or furnished with this Form 8-K under Item 7.01 (including the press release referred to under Item 7.01 and furnished herewith as Exhibit 99.1), that are not statements of historical or current facts, such as those related to the expected closing date, ultimate consideration paid to the Sellers or GNYHA, future operations and integration matters described herein, and the statements in Exhibit 99.1 furnished herewith under the heading “Transaction Delivers Compelling Benefits”, including Premier’s ability to scale and expand Nexera’s products, services and geographic reach, ability to retain significant revenues, the amount of the anticipated negative impact on Adjusted EBITDA, and ability to realize the expected financial contributions and synergies of the transaction are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and available on Premier’s website at http://investors.premierinc.com. You should carefully read these reports. Forward looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1

Asset Purchase Agreement, dated as of February 3, 2020, by and among Prince A Purchaser, Inc., Prince N Purchaser, Inc., Acurity, Inc., Nexera, Inc., and the guarantors named therein, including Premier Healthcare Alliance, L.P. and GNYHA Management Corporation.

99.1	Press Release of Premier, Inc., dated February 4, 2020 (furnished herewith)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
Name:	Susan D. DeVore
Title:	Chief Executive Officer

Date: February 4, 2020